UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2006

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PRG-SCHULTZ INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
_________________________

Georgia	000-28000	58-2213805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339-5949
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (770) 779-3900

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 29, 2006, PRG-Schultz International, Inc. (the “Company”) entered into an Option Termination Agreement (the “Agreement”) with its President, Chief Executive Officer and Chairman of the Board, James B. McCurry. Under the Agreement, Mr. McCurry voluntarily surrendered for cancellation his option to purchase 200,000 shares of Company common stock, after giving effect to the Company’s 1-for-10 reverse stock split effected on August 14, 2006, which option was granted on July 29, 2005, as part of his initial employment package.

The cancellation of the referenced stock option will accelerate share-based compensation expense that otherwise would be recorded in future periods under Statement of Financial Accounting Standards (“SFAS”) No. 123(R). The Company estimates that this action will result in an aggregate acceleration of approximately $1.7 million in the Company’s share-based compensation expense, which would have been amortized over the relevant vesting periods of the option.

The transaction has the effect of returning 200,000 shares to the Company’s unrestricted reserve of common stock, which shares may be used for general corporate purposes. Mr. McCurry voluntarily offered the option to the Company for cancellation and did not request or receive any payment from the Company in connection with the cancellation.

The material terms of the cancelled option were disclosed in the Company’s Form 8-K which was filed with the U.S. Securities and Exchange Commission on July 25, 2005, the contents of which are incorporated herein by reference. The cancelled option had an exercise price of $31.60 per share. The vesting of the time-vesting tranche of the option (50,000 shares) was subsequently accelerated in anticipation of the Company’s adoption of SFAS No. 123(R). The remaining tranches of the option (150,000 shares) would have vested only upon the achievement (and maintenance for 45 consecutive trading days) of closing market prices of the Company’s common stock ranging from $45 to $80 per share.

The description above is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement is incorporated herein by reference and attached hereto as Exhibit 10.1.

Mr. McCurry has no material relationships with the Company or any of its affiliates, other than as a holder of Company’s securities and a director and officer of the Company, and as previously disclosed in the Company’s periodic reports on file with the U.S. Securities and Exchange Commission.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 1.01 above regarding the cancellation of Mr. McCurry’s stock option, the contents of which are incorporated hereunder by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Option Termination Agreement with James B. McCurry dated September 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, PRG-Schultz International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-SCHULTZ INTERNATIONAL, INC.

Date: October 5, 2006	By: /s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel